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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT




     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): April 1, 1999



                             ANKER COAL GROUP, INC.
             (Exact Name Of Registrant As Specified in Its Charter)



         Delaware                       333-39643                 52-1990183
(State or other jurisdiction        (Commission File           (I.R.S. Employer
of incorporation or organization)       Number)              Identification No.)





         2708 Cranberry Square                                   26508
       Morgantown, West Virginia                               (Zip Code)
(Address Of Principal Executive Offices)



       Registrant's telephone number, including area code: (304) 594-1616
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                             ANKER COAL GROUP, INC.
                                    FORM 8-K



                                TABLE OF CONTENTS

ITEM 5.  OTHER EVENTS ....................................................     1

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS ...............................     1

SIGNATURE PAGE ...........................................................     2

EXHIBIT INDEX ............................................................     3

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ITEM 5. OTHER EVENTS


      On April 1, 1999, Anker Coal Group, Inc. (the "Company") reached an agreement in principle with Rothschild Recovery Fund L.P. ("Rothschild"), a holder of a significant amount of the Company's 9-3/4% senior unsecured notes due October 1, 2007 (the "Senior Notes"), to restructure the Senior Notes. The restructuring would be accomplished by an exchange of the Company's existing Senior Notes for new senior secured notes. The Company believes the restructuring would significantly improve its liquidity through the sale of additional notes. The Company's balance sheet would also improve through a reduction in the face amount of the new senior secured notes from that of the existing Senior Notes. In addition, the Company has chosen to defer making the interest payment due on April 1, 1999 under the Senior Notes. The agreement in principle contemplates that the Company will make the April 1, 1999 interest payment no later than the closing of the exchange offering. Consummation of the exchange offering is subject to participation by the holders of a majority of the existing Senior Notes, modification of the terms of the indenture for the Senior Notes, and execution of definitive documentation. The exchange offer will be made by an appropriate offering document. There can be no assurance that the Company will successfully complete the restructuring.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS


(c)   Exhibits

      None.


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SIGNATURE


      Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   ANKER COAL GROUP, INC.


                                   /s/ P. Bruce Sparks
                            --------------------------------------
                                       P. Bruce Sparks
                            President and Chief Executive Officer



Date:  April 1, 1999


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